NEWS RELEASE
FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2006 THIRD QUARTER RESULTS
     CHICAGO, October 26 - GATX Corporation (NYSE:GMT) today reported 2006 third quarter and year-to-date results. Per share results for the third quarter and year to date ending September 30 are summarized below:

	Three Months Ended		Nine Months Ended
	September 30		September 30
Per Diluted Share	2006	2005	2006	2005
Income from Continuing Operations	$.74	$.57	$2.14	$1.74
(Loss) Income from Discontinued Operations	(.87)	.04	(.75)	.02

Total	$(.13)	$.61	$1.39	$1.76
     In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to Macquarie Aircraft Leasing Limited (MALL). As a result, the prior aircraft leasing segment is reported as a discontinued operation and prior periods have been restated to conform to the current presentation.
     In the 2006 third quarter, net income from continuing operations was $42.6 million or $.74 per diluted share compared to net income of $31.7 million or $.57 per diluted share in the third quarter of 2005. Net income from continuing operations for the first nine months of 2006 was $122.8 million or $2.14 per diluted share, compared to $96.2 million or $1.74 per diluted share in the comparable prior year period.
     In the third quarter 2006, discontinued operations recorded a loss of $54.2 million or $.87 per diluted share, including after-tax impairment charges of $62.7 million or $1.01 per diluted share, associated with the sale of air assets. Year to date, discontinued operations recorded a loss of $46.2 million or $.75 per diluted share, including after-tax impairment charges of $69.1 million or $1.12 per diluted share, associated with the sale of air assets.
     Highlights for the 2006 third quarter include:
•	Utilization of Rail’s North American fleet remained at 99% and lease renewal rates increased 19% over expiring rates on a basket of common car types. During the quarter, Rail signed a purchase agreement with American Railcar Industries, Inc. for delivery, beginning in 2008, of up to a total of 4,000 newly manufactured railcars.

•	Specialty continued to grow lease income and take advantage of asset remarketing opportunities.

•	In September, GATX signed a definitive agreement to sell the majority of its aircraft leasing business to MALL. Previously, GATX signed agreements and letters of intent for the sale of 27 aircraft targeted for sale and completed the sale of GATX’s share of the Pembroke joint venture.

•	American Steamship Company (ASC) completed its first full quarter of operations following the acquisition of six vessels from Oglebay Norton in June. Integration proceeded smoothly amid continued strong demand and favorable operating conditions on the Great Lakes.
     Brian A. Kenney, president and CEO of GATX, stated, “Results in the third quarter and year-to-date 2006 demonstrate continued strength in our markets. We are achieving longer lease terms on railcar renewals at improving rates and we acquired more than 1,900 cars in the quarter. While below the record levels achieved in 2005, income from marine joint ventures at Specialty remains solid. The signing of the definitive agreement with MALL to sell the aircraft leasing business reflects our strategy of focusing on our higher return businesses and improving risk adjusted returns.
     “Our 2006 operating results continue to improve despite signs of increased speculation in certain segments of the rail market by other equipment lessors, as well as indications that near-term delivery opportunities have materialized in railcar manufacturers’ production backlogs. We are monitoring this closely and we remain committed to meeting our customers’ railcar needs while earning the appropriate return for our shareholders.”
     Mr. Kenney concluded, “We previously provided 2006 GAAP earnings guidance of $3.10 to $3.20 per diluted share. This included income of approximately $.40 per diluted share from the aircraft leasing business, which is now reported as a discontinued operation. On a continuing operations basis, we therefore continue to expect earnings of $2.70 — $2.80 per diluted share in 2006, which includes $.25 per diluted share of benefits from tax items and a gain recorded at an affiliate related to hedging activities.”
GATX RAIL
     Rail reported net income of $29.3 million in the third quarter of 2006, compared to $20.7 million in the third quarter of 2005. Year to date, Rail reported $89.5 million in net income versus $63.8 million for the first nine months of 2005. Net income increased year over year primarily due to an increased number of cars on lease, higher average lease rates, improved contributions from European operations, and increased remarketing income. The 2006 third quarter results include $3 million of after-tax benefit from gains related to hedging activities recorded at an affiliate. The 2006 year-to-date results include approximately $4 million of after-tax benefit from the affiliate hedging activity and $6 million of deferred tax benefits from an enacted reduction in Canadian statutory tax rates.
     At September 30, 2006, Rail’s North American fleet totaled approximately 109,000 cars. North American fleet utilization was 99%, up from 98% at year end 2005 and comparable to the prior quarter. Rail acquired 1,950 cars for its fleet during the third quarter of 2006 and sold or scrapped 787 cars.
     During the third quarter, lease renewal pricing on a basket of Rail’s most common car types increased approximately 19% over expiring lease rates, versus 15% in the prior quarter. Rail also extended the term on basket renewals during the second quarter to approximately 72 months, compared to 60 months in the third quarter of 2005. This action is expected to temper Rail’s future earnings volatility.
     In macroeconomic data related to Rail’s business, North American manufacturing capacity utilization, as reported by the Federal Reserve, was 82% in September 2006, up from 79% in the same period 2005 and even with the second quarter 2006. Backlogs at the railcar manufacturers, as reported by the Railway Supply Institute, totaled over 88,000 cars at the end of the third quarter 2006, up from approximately 61,000 during the same period 2005 and 86,000 in the second quarter 2006. Carloadings on the U.S. rails, excluding intermodal, as reported by the Association of American Railroads, increased 1.4% over 2005. Chemical shipments were down 1.7% during the first nine months of 2006 versus the prior year period.
GATX SPECIALTY
     Specialty reported net income of $16.0 million in the third quarter of 2006 compared to $15.9 million in the prior year period. Year to date, Specialty reported net income of $48.1 million, compared to $56.1 million in the same period in 2005. The 2006 and 2005 third quarter and year-to-date results both reflect very strong remarketing activity. Specialty does not anticipate material remarketing income in the fourth quarter 2006. The 2006 year-to-date results also reflect marine joint venture income that has slowed as expected from record levels in 2005 and lower warrant income than experienced in 2005.
     Note that Specialty’s results now include GATX’s 50% interest in the aircraft engine leasing joint venture, Rolls-Royce & Partners Finance, which was previously included in the Air segment. GATX plans to retain its interest in this investment. Prior periods have been restated to conform to the current presentation.

     Specialty has added new industrial equipment finance assets to its owned portfolio in 2006. The Specialty portfolio currently consists of approximately $489 million of owned assets (including on and off balance sheet assets) and third-party managed portfolios totaling approximately $474 million.
DISCONTINUED OPERATIONS
     In the third quarter of 2006, GATX signed an agreement to sell the majority of its aircraft leasing business to MALL. In addition to the sale to MALL, GATX previously signed agreements and letters of intent with AerCap Group for the sale of 27 aircraft targeted for sale and completed the sale of GATX’s share of the Pembroke joint venture to management.
     In the third quarter 2006, discontinued operations recorded a loss of $54.2 million, including after-tax impairment charges of $62.7 million associated with the sale of air assets. Year to date, discontinued operations recorded a loss of $46.2 million, including after-tax impairment charges of $69.1 million associated with the sale of air assets.
COMPANY DESCRIPTION
     GATX Corporation (NYSE:GMT) provides lease financing and related services to customers operating rail, marine and other targeted assets. GATX is a leader in leasing transportation assets and controls one of the largest railcar fleets in the world. Applying over a century of operating experience and strong market and asset expertise, GATX provides quality assets and services to customers worldwide. GATX has been headquartered in Chicago, IL since its founding in 1898 and has traded on the New York Stock Exchange since 1916. For more information, visit the Company’s website at www.gatx.com.
TELECONFERENCE INFORMATION
     GATX Corporation will host a teleconference to discuss 2006 third quarter results. Teleconference details are as follows:
Thursday, October 26th
11:00 A.M. Eastern Time
Domestic Dial-In:     1-800-706-6082
International Dial-In:  1-706-634-7421
Replay: 1-800-642-1687 / Access Code: 8804099
Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.
FORWARD-LOOKING STATEMENTS
Certain statements may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” or “project” and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions; lease rates, utilization levels and operating costs in GATX’s primary asset segments; conditions in the capital markets; changes in GATX’s or GATX Financial Corporation’s credit ratings; dynamics affecting companies within the markets served by GATX; regulatory rulings that may impact the economic value and operating costs of assets; competitive factors in GATX’s primary markets including lease pricing and asset availability; changes in loss provision levels within GATX’s portfolio; impaired asset charges that may result from changing market conditions or implementation of portfolio management initiatives by GATX; the outcome of pending or threatened litigation and general market conditions in the rail, air, marine and other large-ticket industries. Other factors and unanticipated events could adversely affect our business operations and financial performance. We discuss certain of these matters more fully, as well as certain risk factors that may affect our business operations, financial condition and results of operations, in other of our filings with the SEC, including our Annual Report on Form 10-K/A. These risks, uncertainties and other factors should be carefully considered in evaluating the forward-looking statements. The forward-looking statements included in this press release are made only as of the date of this release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Rhonda S. Johnson
312-621-6262
rhonda.johnson@gatx.com
Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.
(10/26/06)
—Tabular Follows—

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Millions, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Gross Income
Lease income	$208.1	$191.5	$612.2	$565.7
Marine operating revenue	76.1	46.5	139.2	92.5
Interest income on loans	0.6	2.4	3.1	6.9
Asset remarketing income	7.5	8.6	41.6	40.3
Fees	1.2	1.1	4.2	4.1
Other income	15.7	15.5	47.1	56.0

Revenues	309.2	265.6	847.4	765.5
Share of affiliates’ earnings	26.8	20.3	63.2	61.6

Total Gross Income	336.0	285.9	910.6	827.1

Ownership Costs
Depreciation	43.0	35.8	118.9	106.4
Interest expense, net	34.5	25.2	94.6	80.0
Operating lease expense	39.3	45.8	127.2	134.3

Total Ownership Costs	116.8	106.8	340.7	320.7

Other Costs and Expenses
Maintenance expense	50.7	46.9	148.9	141.3
Marine operating expense	58.9	37.0	107.7	72.3
Selling, general and administrative	36.2	34.7	106.7	101.9
Asset impairment charges	0.6	0.7	3.8	4.1
Other expenses	8.6	10.8	21.5	37.9

Total Other Costs and Expenses	155.0	130.1	388.6	357.5

Income from Continuing Operations before Income Taxes	64.2	49.0	181.3	148.9
Income Taxes	21.6	17.3	58.5	52.7

Income from Continuing Operations	42.6	31.7	122.8	96.2
(Loss) Income from Discontinued Operations, net of taxes	(54.2)	2.6	(46.2)	1.4

Net (Loss) Income	$(11.6)	$34.3	$76.6	$97.6

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In Millions, Except Per Share Data)
(Continued)

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2006	2005	2006	2005
Per Share Data
Basic:
Income from continuing operations	$0.83	$0.63	$2.41	$1.92
(Loss) income from discontinued operations	(1.06)	0.05	(0.91)	0.03

Total	$(0.23)	$0.68	$1.50	$1.95

Average number of common shares (in thousands)	51,077	50,272	50,842	49,953

Diluted:
Income from continuing operations	$0.74	$0.57	$2.14	$1.74
(Loss) income from discontinued operations	(0.87)	0.04	(0.75)	0.02

Total	$(0.13)	$0.61	$1.39	$1.76

Average number of common shares and common share equivalents (in thousands)	62,002	61,326	61,963	60,899

Dividends declared per common share	$0.21	$0.20	$0.63	$0.60

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	September 30	December 31
	2006	2005
Assets

Cash and Cash Equivalents	$90.5	$106.0
Restricted Cash	57.5	53.1

Receivables
Rent and other receivables	93.6	81.4
Finance leases	361.9	313.6
Loans	23.1	37.3
Less: Allowance for possible losses	(11.2)	(12.7)

	467.4	419.6

Operating Lease Assets, Facilities and Other
Rail	4,201.4	3,728.1
Specialty	104.0	90.8
Other	361.3	234.9
Less: Allowance for depreciation	(1,781.5)	(1,741.6)

	2,885.2	2,312.2

Investments in Affiliated Companies	310.5	283.9
Goodwill	91.2	86.0
Other Assets	271.4	276.8
Assets of Discontinued Operations	1,561.9	1,706.8

Total Assets	$5,735.6	$5,244.4

Liabilities and Shareholders’ Equity

Accounts Payable and Accrued Expenses	$162.5	$166.1

Debt
Commercial paper and bank credit facilities	285.9	57.0
Recourse	2,872.4	2,715.4
Nonrecourse	3.8	37.7
Capital lease obligations	52.5	62.5

	3,214.6	2,872.6

Deferred Income Taxes	753.0	683.4
Other Liabilities	345.0	373.7
Liabilities of Discontinued Operations	131.0	126.3

Total Liabilities	4,606.1	4,222.1
Shareholders’ Equity	1,129.5	1,022.3

Total Liabilities and Shareholders’ Equity	$5,735.6	$5,244.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2006
(In Millions)

				GATX
	Rail	Specialty	Other	Consolidated
Gross Income
Lease income	$195.9	$11.1	$1.1	$208.1
Marine operating revenue	—	—	76.1	76.1
Interest income on loans	—	0.6	—	0.6
Asset remarketing income	4.1	3.4	—	7.5
Fees	0.5	0.7	—	1.2
Other income	14.3	1.9	(0.5)	15.7

Revenues	214.8	17.7	76.7	309.2
Share of affiliates’ earnings	8.4	18.4	—	26.8

Total Gross Income	223.2	36.1	76.7	336.0

Ownership Costs
Depreciation	37.2	1.8	4.0	43.0
Interest expense, net	24.8	4.5	5.2	34.5
Operating lease expense	38.4	0.9	—	39.3

Total Ownership Costs	100.4	7.2	9.2	116.8

Other Costs and Expenses
Maintenance expense	50.7	—	—	50.7
Marine operating expense	—	—	58.9	58.9
Selling, general and administrative	19.8	2.1	14.3	36.2
Asset impairment charges	0.6	—	—	0.6
Other expenses	7.6	1.3	(0.3)	8.6

Total Other Costs and Expenses	78.7	3.4	72.9	155.0

Income (Loss) from Continuing Operations before Income Taxes	44.1	25.5	(5.4)	64.2
Income Tax Provision (Benefit)	14.8	9.5	(2.7)	21.6

Income (Loss) from Continuing Operations	$29.3	$16.0	$(2.7)	$42.6

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2005
(In Millions)

				GATX
	Rail	Specialty	Other	Consolidated
Gross Income
Lease income	$183.5	$7.1	$0.9	$191.5
Marine operating revenue	—	—	46.5	46.5
Interest income on loans	—	2.4	—	2.4
Asset remarketing income	4.9	3.7	—	8.6
Fees	0.4	0.7	—	1.1
Other income	13.8	1.0	0.7	15.5

Revenues	202.6	14.9	48.1	265.6
Share of affiliates’ earnings	0.4	19.9	—	20.3

Total Gross Income	203.0	34.8	48.1	285.9

Ownership Costs
Depreciation	32.4	1.1	2.3	35.8
Interest expense, net	19.4	3.9	1.9	25.2
Operating lease expense	44.7	1.1	—	45.8

Total Ownership Costs	96.5	6.1	4.2	106.8

Other Costs and Expenses
Maintenance expense	46.9	—	—	46.9
Marine operating expense	—	—	37.0	37.0
Selling, general and administrative	18.3	2.0	14.4	34.7
Asset impairment charges	0.7	—	—	0.7
Other expenses	10.0	0.9	(0.1)	10.8

Total Other Costs and Expenses	75.9	2.9	51.3	130.1

Income (Loss) from Continuing Operations before Income Taxes	30.6	25.8	(7.4)	49.0
Income Tax Provision (Benefit)	9.9	9.9	(2.5)	17.3

Income (Loss) from Continuing Operations	$20.7	$15.9	$(4.9)	$31.7

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2006
(In Millions)

				GATX
	Rail	Specialty	Other	Consolidated
Gross Income
Lease income	$579.0	$30.0	$3.2	$612.2
Marine operating revenue	—	—	139.2	139.2
Interest income on loans	—	3.1	—	3.1
Asset remarketing income	15.8	25.8	—	41.6
Fees	1.3	2.9	—	4.2
Other income	43.3	4.1	(0.3)	47.1

Revenues	639.4	65.9	142.1	847.4
Share of affiliates’ earnings	17.5	45.7	—	63.2

Total Gross Income	656.9	111.6	142.1	910.6

Ownership Costs
Depreciation	107.4	4.9	6.6	118.9
Interest expense, net	70.0	13.8	10.8	94.6
Operating lease expense	124.5	2.9	(0.2)	127.2

Total Ownership Costs	301.9	21.6	17.2	340.7

Other Costs and Expenses
Maintenance expense	148.9	—	—	148.9
Marine operating expense	—	—	107.7	107.7
Selling, general and administrative	59.7	6.4	40.6	106.7
Asset impairment charges	0.9	2.9	—	3.8
Other expenses	19.7	2.2	(0.4)	21.5

Total Other Costs and Expenses	229.2	11.5	147.9	388.6

Income (Loss) from Continuing Operations before Income Taxes	125.8	78.5	(23.0)	181.3
Income Tax Provision (Benefit)	36.3	30.4	(8.2)	58.5

Income (Loss) from Continuing Operations	$89.5	$48.1	$(14.8)	$122.8

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2005
(In Millions)

				GATX
	Rail	Specialty	Other	Consolidated
Gross Income
Lease income	$542.3	$22.5	$0.9	$565.7
Marine operating revenue	—	—	92.5	92.5
Interest income on loans	—	6.9	—	6.9
Asset remarketing income	13.1	27.2	—	40.3
Fees	1.3	2.8	—	4.1
Other income	45.3	8.5	2.2	56.0

Revenues	602.0	67.9	95.6	765.5
Share of affiliates’ earnings	10.4	51.2	—	61.6

Total Gross Income	612.4	119.1	95.6	827.1

Ownership Costs
Depreciation	99.0	3.1	4.3	106.4
Interest expense, net	61.5	14.0	4.5	80.0
Operating lease expense	131.4	3.1	(0.2)	134.3

Total Ownership Costs	291.9	20.2	8.6	320.7

Other Costs and Expenses
Maintenance expense	140.6	0.7	—	141.3
Marine operating expenses	—	—	72.3	72.3
Selling, general and administrative	53.6	5.5	42.8	101.9
Asset impairment charges	2.6	1.5	—	4.1
Other expenses	26.9	1.3	9.7	37.9

Total Other Costs and Expenses	223.7	9.0	124.8	357.5

Income (Loss) from Continuing Operations before Income Taxes	96.8	89.9	(37.8)	148.9
Income Tax Provision (Benefit)	33.0	33.8	(14.1)	52.7

Income (Loss) from Continuing Operations	$63.8	$56.1	$(23.7)	$96.2

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In Millions, Except Railcar Data)

	9/30/2006	12/31/2005	9/30/2005
Assets by Segment
Rail	$4,418.6	$4,076.8	$3,964.2
Specialty	488.9	465.0	472.2
Other	431.3	290.2	301.1
Discontinued Operations	1,596.3	1,742.8	1,958.8

Total Assets, Excluding Cash (a)	$6,935.1	$6,574.8	$6,696.3

Investment Volume from Continuing Operations
Quarter	167.3		145.6
Year to Date	514.6	503.2	331.3

Non-performing Investments	22.0	30.6	32.1

Capital Structure
Commercial Paper and Bank Credit
Facilities, Net of Unrestricted Cash	195.4	(49.0)	(89.5)
Debt:
On Balance Sheet
Recourse	2,872.4	2,715.4	2,649.0
Nonrecourse	3.8	37.7	89.3

Off Balance Sheet
Recourse	1,000.4	1,129.7	1,117.1
Nonrecourse	347.1	359.8	361.7

Capital Lease Obligations	52.5	62.5	67.5

Total Borrowings, Net of Unrestricted Cash	$4,471.6	$4,256.1	$4,195.1
Total Recourse Debt (b)	4,120.7	3,858.6	3,744.1
Shareholders’ Equity and Allowance for Losses	1,140.7	1,035.0	1,156.0

Recourse Leverage	3.6	3.7	3.2

Asset Remarketing Income from Continuing Operations
Disposition Gains on Owned Assets	4.4		7.8
Residual Sharing Income	3.1		0.8

Total Asset Remarketing Income	$7.5		$8.6

North American Railcar Data		Full Year

Fleet Utilization	99%	98%	98%

Beginning Fleet Size	107,941	106,819	106,553
Additions	1,950	5,400	1,678
Scrapped/Sold	(787)	(4,068)	(629)

Ending Fleet Size	109,104	108,151	107,602

(a)	Includes off balance sheet assets

(b)	Total Recourse Debt = On Balance Sheet Recourse + Off Balance Sheet Recourse + Capital Lease Obligations + Commercial Paper and Bank Credit Facilities, Net of Unrestricted Cash